Exhibit 10.46

Form of Amendment to Employment Agreements

THIS AMENDMENT is made effective as of February 22, 2010, to the Employment Agreement between                        (“Executive”) and United Therapeutics Corporation (the “Company”), dated                             , as amended from time-to-time (the “Agreement”).

WHEREAS, the Agreement provides for accelerated vesting of Executive’s stock options to purchase shares of the Company’s Common Stock in the event of Executive’s termination in certain circumstances;

WHEREAS, the parties intend that the Agreement also provide for accelerated vesting of share tracking awards in the event of Executive’s termination in certain circumstances;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement, as follows:

1.             The final sentence of Section 8(d) of the Agreement presently provides as follows:

“Additionally, in the event of termination contemplated in this Section 8(d), all unvested options granted to Executive prior to Executive’s Date of Termination shall immediately vest in Executive upon Executive’s Date of Termination, and the exercise period for each such previously-granted option shall be the full remaining duration of the term of each such option.”

The foregoing final sentence of Section 8(d) shall be replaced in its entirety with the following sentence, effective as of the date first set forth above:

“Additionally, in the event of termination contemplated in this Section 8(d), (i) all unvested options to purchase shares of the Company’s Common Stock; (ii) all unvested share tracking awards; and (iii) all other awards subject to vesting, in each case granted to Executive prior to Executive’s Date of Termination, shall immediately vest in Executive upon Executive’s Date of Termination, and the exercise period for each such previously-granted option, share tracking award or other award shall be the full remaining duration of the term of each such option, share tracking award or other award.”

2.             No other provisions of the Agreement shall be affected by this Amendment, and all other provisions of the Agreement shall remain in full force and effect.

In witness whereof, the parties have executed this Amendment effective as of the date first set forth above.

UNITED THERAPEUTICS CORPORATION

Name:
Title:

EXECUTIVE:

Printed Name:

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